Exhibit 10.20

CAPITAL TITLE GROUP, INC.

AMENDMENT

TO

EMPLOYMENT AGREEMENT

THIS AGREEMENT amends the Employment Agreement dated March 7, 1998, by and between CAPITAL TITLE GROUP, INC. (“Employer”) and MARK C. WALKER (“Employee”) in the following particulars:

New paragraph 4A shall read as follows:

“Employee’s annual salary is increased to $225,000, effective June 1, 2004.”

The foregoing provision shall become effective as of June 1, 2004 and, except to the extent herein modified, the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have hereunto executed this Agreement as of the 27th day of May, 2004.

EMPLOYER:		EMPLOYEE:

CAPITAL TITLE GROUP, INC.

By	/S/ DONALD R. HEAD	/S/ MARK C. WALKER
	DONALD R. HEAD	MARK C. WALKER
Chief Executive Officer

CAPITAL TITLE GROUP, INC.

AMENDMENT

TO

EMPLOYMENT AGREEMENT

THIS AGREEMENT amends the Employment Agreement dated March 7, 1998, by and between CAPITAL TITLE GROUP, INC. (“Employer”) and MARK C. WALKER (“Employee”) in the following particulars:

1.	Paragraph 3 is deleted. New paragraph 3 shall read:

“The term of this Employment Agreement shall be deemed to have commenced on April 1, 1998, and is hereby extended three (3) years for a term ending March 31, 2006.”

2.	Paragraph 4(a) is deleted. New paragraph 4(a) shall read:

“Employee’s annual salary is increased to $175,000, effective January 1, 2003.”

3.	On execution of this Amendment to Employment Agreement, the Company shall cause Capital Title Group, Inc. to grant an option in favor of Employee to purchase an additional fifty thousand (50,000) shares of the common stock of the CTGI based on the usual formulae for the strike price.

The foregoing provisions become effective as of January 1, 2003 and, except to the extent herein modified, the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have hereunto executed this Agreement as of the 13 day of December, 2002.

EMPLOYER:		EMPLOYEE:

CAPITAL TITLE GROUP, INC.

By	/S/ TED F. LAMB	/s/ Mark C. Walker
	TED F. LAMB, Director	MARK C. WALKER

CAPITAL TITLE GROUP, INC.

AMENDMENT

TO

EMPLOYMENT AGREEMENT

THIS AGREEMENT amends the Employment Agreement of March 7, 1998, by and between CAPITAL TITLE GROUP, INC. (“Employer”) and MARK C. WALKER (“Employee”) in the following particulars:

“Commencing April 1, 2001, Employee’s salary will be increased to $145,000 annually.”

IN WITNESS WHEREOF, the parties have hereunto executed this Agreement as of the 30th day of March, 2001.

EMPLOYEE:

/S/ MARK C. WALKER
MARK C. WALKER

COMPANY:

CAPITAL TITLE GROUP, INC.

By	/S/ DONALD R. HEAD
DONALD R. HEAD,
Chief Executive Officer

COPY

CAPITAL TITLE GROUP, INC.

AMENDMENT

TO

EMPLOYMENT AGREEMENT

THIS AGREEMENT amends the Employment Agreement of March 7, 1998, by and between CAPITAL TITLE GROUP, INC. (“Employer”) and MARK C. WALKER (“Employee”) in the following particulars:

“The term of employment is extended for a term ending March 31, 2005.”

IN WITNESS WHEREOF, the parties have hereunto executed this Agreement as of the 9th day of January, 2001.

EMPLOYEE:

/s/ MARK C. WALKER
MARK C. WALKER

COMPANY:

CAPITAL TITLE GROUP, INC.

By	/s/ DONALD R. HEAD
DONALD R. HEAD,
Chief Executive Officer

CAPITAL TITLE GROUP, INC.

AMENDMENT

TO

EMPLOYMENT AGREEMENT

THIS AGREEMENT amends the Employment Agreement of March 7, 1998, by and between CAPITAL TITLE GROUP, INC. (“Employer”) and MARK C. WALKER (“Employee”) in the following particular:

The term of employment is extended to March 6, 2004.

IN WITNESS WHEREOF, the parties have hereunto executed this Agreement as of the 13th day of March, 2000.

CAPITAL TITLE GROUP, INC.

By	/s/ DONALD R. HEAD
DONALD R. HEAD, CEO

EMPLOYER

/s/ MARK C. WALKER
MARK C. WALKER

EMPLOYEE

CAPITAL TITLE GROUP, INC.

AMENDMENT

TO

EMPLOYMENT AGREEMENT

THIS AGREEMENT amends the Employment Agreement of March 7,1998, by and between CAPITAL TITLE GROUP, INC. (“Employer”) and MARK C. WALKER (“Employee”) in the following particular:

Commencing January 1, 1999, Employee’s salary is increased to One Hundred Twenty Thousand Dollars ($120,000) annually.

IN WITNESS WHEREOF, the parties have hereunto executed this Agreement as of the 24th day of December, 1998.

CAPITAL TITLE GROUP, INC.

By	/s/ DONALD R. HEAD
DONALD R. HEAD, CEO

EMPLOYER

/s/ MARK C. WALKER
MARK C. WALKER

EMPLOYEE

CAPITAL TITLE GROUP, INC.

EMPLOYMENT AGREEMENT

THIS AGREEMENT is made as of this 7th day of March, 1998, by and between CAPITAL TITLE GROUP, INC., a Delaware corporation (“Employer”), and MARK C. WALKER, (“Employee”).

WITNESSETH:

WHEREAS, Employee has broad-based experience in accounting, and Employer desires to employ Employee and to assure itself of continued availability of Employee’s services for Employer’s benefit, and Employee is willing to accept such employment and to perform such services, all in accordance with the terms herein contained.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and intending to be legally bound hereby, the parties agree as follows:

1. Employment. Employer hereby agrees to employ the Employee, and Employee agrees to be hired by Employer, to become its Vice President and Chief Financial Officer with responsibility for management of finance, accounting and related administrative functions and financial reporting requirements for all operations of the Employer, its subsidiaries and any affiliates as required by law or directed by the Board of Directors of Employer, to work under the direct supervision and authority of Donald R. Head, or the Board of Director’s designee, and to perform such duties according to the policies and directives as communicated to employee from time to time during the period of such employment.

2. Extent of Services. During the employment period, except for illness and for reasonable vacations, Employee shall devote full-time attention, skill and efforts to the duties under this “Agreement.”

3. Term. The employment period shall be for a term of three (3) years commencing as of the date of this Agreement.

4. Compensation and Reimbursement. For performing the services required to be performed by this Agreement during the employment period, Employee shall be compensated by Employer as follows:

A.	Salary. A fixed salary at the rate of One Hundred Thousand Dollars ($100,000) annually, payable twice monthly in accordance with Employer’s normal policy.

B.	Business Promotion Expenses. Reimbursement for all necessary and pre-approved travel and entertainment expenses incurred by Employee on behalf of Employer, not to exceed One Thousand Dollars ($1,000) per month, which expenses shall be incurred by the Employee and reimbursed by Employer in accordance with the normal practices and budget of Employer or other restrictions that may be imposed by the Board of Directors.

C.	Automobile Expense Allowance. Employer shall pay Employee, in addition to his regular salary, an automobile allowance in the amount of Five Hundred Dollars ($500) per month, payable semi-monthly.

5. Supplemental Benefits. During the term of this Agreement, Employee shall receive health insurance, vacation and other Employee benefits that are fairly comparable to those currently paid to employees of Capital Title Agency, Inc. operations in the State of Arizona.

6. Disability and Incapacity. Subject to all federal or state laws applicable, if Employee shall be unable to perform Employee’s duties by reason of disability or impairment of health for at least ninety (90) consecutive calendar days, Employer shall have the right to terminate this Agreement by giving written notice to that effect, provided that at the time such notice is given such disability or impairment is still continuing.

7. Death. In the event of Employee’s death while employed by Employer, this Agreement shall terminate at the end of the calendar month in which Employee’s death occurs, and Employee’s legal representative shall be entitled to receive the compensation due Employee through the last day of the calendar month in which Employee’s death shall have occurred, and any other amounts which may have accrued to Employee for periods prior to such date.

8. Compensation on Termination.

A.

Prior to the end of the employment period of this Agreement, if the Employer shall terminate employment of the Employee without cause, or if the Employee shall terminate employment for cause as hereinafter defined, then the Employer shall pay the Employee’s aggregate compensation, and such other amounts as shall be necessary to continue any supplemental Employee benefits and prerequisites of office which were provided the Employee prior to such termination. In the event such benefits or prerequisites of office are not continuable, the Employee shall be paid their cash equivalent. All payments hereunder shall be payable for the earlier of the period ending the last day of the month in which Employee’s death occurs or

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the end of the remaining employment term. Notwithstanding the foregoing. Employee shall have a duty to mitigate Employee’s damages in the event of any such termination by Employer without cause or termination by Employee for cause and, to the extent Employee’s reasonable efforts generate or could have generated replacement income during the remaining term of this Agreement, such income shall be credited to Employer against the obligation to pay additional salary and benefits pursuant to this paragraph. Employer may withhold payments for such period that Employee refuses to render all reasonable or necessary cooperation to enable Employer (1) to determine the extent of any replacement income that may have been paid or may be payable to Employee during which time Employer may be obligated to continue paying compensation after termination pursuant to this paragraph, and (2) to determine whether Employee has from time to time exerted reasonable efforts to obtain replacement income.

B.	In the event of Employee’s death or termination due to disability, or if the Employer shall terminate the employment of the Employee for cause, or if the Employee shall terminate employment without cause, then the Employer shall pay the Employee’s salary to the effective date of such termination, and any accrued vacation not used, but no added compensation as otherwise provided under paragraph 5.B shall be deemed earned in any of such events.

C.	As to Employee’s obligations, “cause” shall mean (i) a material breach by the Employee of this Agreement, (ii) incapacity of the Employee by reason of health or incompetence to perform Employee’s duties for ninety (90) consecutive calendar days, or (iii) substantial dishonesty, theft, embezzlement or conviction of a felony. As to Employer’s obligations, “cause” shall mean a material breach by the Employer of this Agreement.

9. Assignment. The rights and obligations of Employer hereunder shall inure to the benefit of, and be binding upon, Employer and any other corporation or entity into which Employer shall be merged, or to which substantially all of the assets of Employer shall be transferred, and such other corporation or entity shall thereupon be deemed the “Employer” hereunder. The rights and obligations of the Employee hereunder shall not be assignable except as to compensation earned but not paid when due.

10. Proprietary Protection.

A.	Non-Competition. At all times while employed by Employer, and for a period of one (1) year after the date on which the Employee ceases

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to be actively employed by Employer, the Employee shall not compete in any way with the business of Employer anywhere within the restricted area as defined in Paragraph I of this section, whether directly or indirectly, as an employee, agent, independent contractor, owner, or otherwise. In addition, during such one (1) year period the Employee shall not directly or indirectly enter into or in any manner take part in any other business or entity that competes with Employer in the restricted area.

B.	Confidentiality. At all times while employed by Employer, and continuing after termination of such relationship without limitation as to time, the Employee shall not directly or indirectly use or disclose to others any confidential or proprietary information or trade secrets of Employer. For purposes of this Agreement, confidential or proprietary information includes all information regarding Employer, whether disclosed by Employer or originated by Employee while employed by Employer, including, without limitation, Employer’s policies and procedures, Employer’s suppliers and supply information, Employer’s customer lists and customer information (whether the customer is a past, present or prospective customer), computer programs not generally available to the public, pricing, sales and marketing information, financial and technical information, manufacturing processes, inventions and know-how. Employee acknowledges that all trade secrets, inventions, know-how, and all other information described in this paragraph developed by Employee during the course of employment belongs to Employer.

C.	Non-Piracy of Employees. Employee recognizes that Employer’s other employees are a valuable resource of Employer. Accordingly, Employee agrees that for a period of one (1) year after the date on which the Employee ceases to be actively employed by Employer, Employee will not, alone or in conjunction with others, solicit, induce, or recruit any employee of Employer to leave Employer’s employment. Employee shall never, at any time, attempt to induce another employee of Employer to violate a contract of employment for a specified term of years.

D.

Customer Anti-Piracy. Employee agrees that for a period of one (1) year after the date on which Employee ceases to be actively employed by Employer, Employee will not directly or indirectly in any capacity whatsoever, either as an employee, officer, director, stockholder, proprietor, partner, joint venturer, consultant, or otherwise, (a) induce any customer located in the restricted area with

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regard to realty located in the restricted area (past or present) to patronize any employer that is in competition with Employer’s business; (b) canvass, solicit, or accept any similar business from any past or present customer of Employer; or (c) request or advise any past or present customer of Employer to withdraw, curtail, or cancel any restricted area business with Employer.

E.	Employee Acknowledgment of Fairness. Employee acknowledges and agrees that Employee’s services to Employer are of a special character with unique value to Employer, and that the restrictive covenants set forth in this Agreement are reasonable, fair and valid in scope or activity, duration, territory, and in all other respects.

F.	Severability and Reformation. If any court of competent jurisdiction determines that any of the restrictions imposed on Employee by this Agreement, or any part thereof, is or are invalid or unenforceable, the remainder of the restrictions shall not thereby be affected and shall be given full effect, without regard to invalid portions. If any of the restrictions imposed on Employee should ever be deemed to exceed the temporal, geographic, or occupational limitations permitted by applicable laws, such restrictions shall be and are hereby reformed to the maximum temporal, geographic, or occupational limitations permitted by law.

G.	Breach of Obligations by Employee. In the event of a breach or threatened breach by the Employee of the obligations set forth in subparagraphs A through D above, Employer shall be entitled to apply to any appropriate court for an injunction restraining the Employee; provided, however, that this paragraph shall not be construed as prohibiting Employer from pursuing any other available remedies for such breach or threatened breach including, but not limited to, the recovery of damages from the Employee.

H.	Breach By Employer. In the event Employer terminates Employee without cause, subparagraph “A” shall not be enforceable; however, in any event, all other subparagraphs of this section shall remain fully enforceable,

I.	Restricted Area. As used in this Agreement, the term “restricted area” means any county in which, at the time Employee’s employment has ended, Employer shall have been engaged in business of any kind, either personally or through any subsidiary or affiliate company in any state within the United States of America.

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J.	Restrictions. Employee understands and agrees that in addition to the periods applicable after employment, the restrictions set forth in Paragraphs A through D, above, shall also be binding on Employee at all times during Employee’s employment.

11. Option To Purchase Stock of Public Employer.

A.	Subject to such restrictions as may be imposed by Employer, on advice of its securities legal counsel, to comply with regulatory requirements of federal and state laws, and on terms set forth in Employer’s Incentive Stock Option Agreement, Employer hereby grants to Employee a non-assignable option to purchase up to one- hundred thousand (100,000) shares of the common, voting shares of Employer’s capital stock.

B.	The purchase price for such option stock shall be Two Dollars ($2.00) per share. Employee shall be entitled to exercise the option to purchase shares as to not more than fifty percent (50%) of such option shares after the second anniversary of the grant date. The option may be exercised as to the remaining fifty percent (50%) after the third anniversary of the grant date.

C.	All other terms of such option shall be as set forth in the Incentive Stock Option Agreement, receipt of a copy of which Employee hereby acknowledges.

D.	Employer reserves the right to cancel or suspend the options granted by paragraph A above as to any issued or unissued shares upon advice from Employer’s securities counsel that the issuance of shares pursuant thereto may constitute a violation of existing or future securities laws, rules or regulations. As to any such issued shares subsequently determined by Employer’s security counsel to be in violation of securities laws, rules or regulations, Employer shall have the option at any time to repurchase such shares for the amount of the purchase price paid, together with interest thereon at ten percent (10%) per annum.

12. Agreement. The entire agreement of the parties is herein written fully and supersedes any prior agreement between the parties hereto, and the parties hereto are not bound by any agreements, understandings, conditions or inducements otherwise than are expressly set forth and stipulated hereunder.

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13. Notices. All notices required to be sent pursuant to the terms of this Agreement shall be sent by first class mail, postage prepaid, to the parties hereto at the following addresses, or such other addresses as they may hereafter designate in writing:

EMPLOYER:

CAPITAL TITLE GROUP, INC.

Attention: Donald R. Head

14555 North Scottsdale Road

Suite 320

Scottsdale, AZ 85254

EMPLOYEE:

MARK C. WALKER

5861 East Marconi Avenue

Scottsdale, AZ 85254

14. Employee Handbook. Except to the extent inconsistent with the terms herein, Employee shall be bound by the policies, procedures and other rights and obligations set forth in the Capital Title Agency Employee Handbook, January 1, 1998, edition, and any subsequent amendments thereto. Employee acknowledges receipt of a copy thereof.

15. Attorney Fees. In the event of any controversy, claim or dispute between the parties affecting or relating to the subject matter of performance of this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party all of its reasonable attorney fees.

16. Governing Law. Unless or to the extent contrary to California law, this Agreement shall be construed both as to validity and performance, and enforced in accordance with and governed by the laws of the State of Arizona, and shall be binding when signed by both parties upon each of them, their successors, administrators and assigns.

IN WITNESS WHEREOF, the parties have hereunto executed this Agreement as of the day above written.

EMPLOYER:		EMPLOYEE:

CAPITAL TITLE GROUP, INC.

By	/s/ DONALD R. HEAD	/s/ MARK C. WALKER
Its	CEO	MARK C. WALKER

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CAPITAL TITLE GROUP, INC.

AMENDMENT

TO

EMPLOYMENT AGREEMENT

THIS AGREEMENT amends the Employment Agreement dated March 7, 1998, by and between CAPITAL TITLE GROUP, INC. (“Employer”) and MARK C. WALKER (“Employee”) in the following particulars:

1.	The term of employment is extended for a term ending March 31, 2008.

2.	New paragraph 4A shall read as follows:

“Employee’s annual salary is increased to $250,000, effective April 1, 2005.”

Except to the extent herein modified, the Employment Agreement dated March 7, 1998 and subsequent Amendments thereto shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have hereunto executed this Agreement as of the 8th day of March, 2005.

EMPLOYER:		EMPLOYEE:

CAPITAL TITLE GROUP, INC.

By:	/s/ DONALD R. HEAD	By:	/s/ MARK C. WALKER
	DONALD R. HEAD Chief Executive Officer		MARK C. WALKER